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The information contained in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-219499

Subject to Completion,
Preliminary Prospectus Supplement dated November 7, 2017

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 27, 2017)

$

TEXTRON INC.

Floating Rate Notes due 2020

        This is an offering by Textron Inc. of $            principal amount of its floating rate notes due 2020 (the "notes").

        The notes will bear interest at a rate per annum equal to three-month LIBOR, as determined at the beginning of each quarterly period, plus            basis points and will mature on                 , 2020. Interest on the notes will be payable quarterly on                ,                 ,                 and                of each year, beginning on                , 2018.

        We may, at our option, redeem the notes, in whole or in part, on the first business day after the date that is one year following the date of issuance or at any time or from time to time thereafter as described under "Description of Notes—Optional Redemption." If a change of control triggering event were to occur, we may be required to offer to purchase the notes from holders as described under "Description of Notes—Change of Control Triggering Event."

        The notes will be our unsecured senior obligations that rank equally in right of payment with our existing and future senior unsecured indebtedness and senior in right of payment to our future subordinated debt, if any. The notes will be effectively junior to any of our secured debt to the extent of the value of the assets securing such debt. The notes will also be effectively subordinated to all existing and future debt and other liabilities (including trade payables) of our subsidiaries.

        Investing in the notes involves risks. See "Risk Factors" beginning on page S-5 of this prospectus supplement.

	Per Note	Total

Public offering price(1)%		$

Underwriting discount	%	$

Proceeds, before expenses, to us	%	$

(1)
Plus accrued interest, if any, from November     , 2017.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank, S.A./N.V., as operator of the Euroclear System, on or about November     , 2017.

Joint Book-Running Managers

BofA Merrill Lynch	Wells Fargo Securities
SMBC Nikko	PNC Capital Markets LLC

November    , 2017

        We and the underwriters have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we or the underwriters have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        We and the underwriters are offering to sell the notes only in places where offers and sales are permitted.

        You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of such information and in no case as of any date subsequent to the date on the front cover of this prospectus supplement.

S-i

About this Prospectus Supplement

        This prospectus supplement supplements the accompanying prospectus. The accompanying prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, issue and sell any combination of the securities, including the notes, described in the accompanying prospectus. The accompanying prospectus provides you with a general description of these securities, and this prospectus supplement contains specific information about the terms of this offering of notes.

        This prospectus supplement, or the information incorporated by reference, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement, or the information incorporated by reference, is inconsistent with the accompanying prospectus, this prospectus supplement, or the information incorporated by reference, will apply and will supersede that information in the accompanying prospectus.

        It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to under "Where You Can Find More Information" in the accompanying prospectus.

        Unless otherwise indicated, references in this prospectus supplement and the accompanying prospectus to "Textron," "we," "us," "our" and "our company" are to Textron Inc. and, as applicable, its subsidiaries. When we refer to the "notes" in this prospectus supplement, we mean the notes being offered by this prospectus supplement, unless we state otherwise.

S-ii

Summary

        This summary highlights selected information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the information incorporated by reference, especially the risks described under "Risk Factors" in this prospectus supplement, before making an investment decision. See "Where You Can Find More Information" in the accompanying prospectus.

 Textron Inc.

        Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative products and services around the world. We conduct our business through five operating segments: Textron Aviation, Bell, Textron Systems and Industrial, which represent our manufacturing businesses, and Finance, which represents our finance business.

        We are incorporated under the laws of Delaware. Our principal executive offices are located at 40 Westminster Street, Providence, Rhode Island 02903, and our telephone number is (401) 421-2800.

The Offering

        The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see "Description of Notes" below and "Description of Debt Securities" in the accompanying prospectus. As used in this section, references to "Textron," "we," "our," "us" and "the company" are to Textron Inc. and not its subsidiaries.

Issuer	Textron Inc., a Delaware corporation.
Securities	$ principal amount of floating rate notes due 2020, which we refer to herein as the notes.
Maturity	The notes mature on , 2020.
Interest Rate

Interest on the notes will accrue from November    , 2017 and will be payable at a rate per annum equal to the greater of (i) three-month LIBOR, as determined at the beginning of each quarterly period, plus        basis points and (ii) 0.00%, quarterly on            ,            ,             and            of each year, beginning on                            , 2018.

Ranking	The notes will rank equally in right of payment with our existing and future senior unsecured debt and senior in right of payment to all of our future subordinated debt, if any.

As of September 30, 2017, we had approximately $4.3 billion of outstanding indebtedness on a consolidated basis, of which an aggregate of $0.9 billion was indebtedness of our subsidiaries (including $0.8 billion of indebtedness of our Finance segment). In addition, our subsidiaries had an aggregate of $5.4 billion of other obligations.

The notes will be effectively junior to our future secured debt, if any, to the extent of the value of the assets securing such debt, and effectively subordinated in right of payment to all debt and other liabilities (including trade payables) of our subsidiaries.

The indenture governing the notes does not limit the amount of additional debt that we or our subsidiaries may incur in the future.
Optional Redemption

We may, at our option, redeem the notes, in whole or in part, on the first business day after the date that is one year following the date of issuance of the notes or at any time or from time to time thereafter at a price equal to 100% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date. See "Description of Notes—Optional Redemption."

Mandatory Offer to Repurchase

If we experience a "Change of Control Triggering Event" (as defined herein), we will be required to offer to purchase the notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, except to the extent that we have exercised our right to redeem the notes. See "Description of Notes—Change of Control Triggering Event."

Covenants

We will agree to certain restrictions on liens, mortgages and sale and leaseback transactions. These covenants are subject to important qualifications and exceptions. See "Description of Debt Securities—Particular Terms of Senior Debt Securities—Limitations upon mortgages" and "—Limitations upon sale and leaseback transactions" in the accompanying prospectus. We will also agree to certain restrictions on our ability to consolidate with or merge into any other corporation or transfer our assets substantially as an entirety. See "Description of Debt Securities—Terms Applicable to Senior Debt Securities and Subordinated Debt Securities—Consolidation, merger and sale of assets" in the accompanying prospectus.

Further Issuance of Notes

We may, without the consent of the holders of the notes, create and issue additional debt securities ranking equally with the notes and otherwise identical in all respects to the notes (except for the issue price, the date from which interest first accrues and the first interest payment date) so that those additional debt securities will be consolidated and form a single series with the notes. If the additional debt securities are not fungible with the existing notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number. No additional debt securities may be issued if an event of default under the indenture has occurred.

Use of Proceeds	We plan to use the net proceeds from the issuance of the notes for the repayment of a total of $350 million in principal amount outstanding under two term loans. See "Use of Proceeds."
Conflicts of Interest

Because more than 5% of the net proceeds of this offering, not including the underwriting discount, may be received by affiliates of certain of the underwriters, to the extent any one underwriter, together with its affiliates, receives more than 5% of the net proceeds, such underwriter would be considered to have a "conflict of interest" with us in regard to this offering under Rule 5121 of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with the offering because the offering is of a class of securities that are investment grade rated. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

Denomination and Form

We will issue the notes in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company, or DTC. Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, S.A. and Euroclear Bank, S.A./ N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Trustee	The Bank of New York Mellon Trust Company, N.A.
Governing Law	The notes and the indenture will be governed by New York law.

Risk Factors

        Investing in the notes involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in us and the notes as set forth under "Risk Factors" in this prospectus supplement, as well as other information we include or incorporate by reference in this prospectus supplement or the accompanying prospectus.

Risk Factors

        You should carefully consider the risks described in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference in the accompanying prospectus, and the risks described below before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially and adversely affected. These risk factors update and supersede the risk factors in the accompanying prospectus.

Risks Relating to the Notes

The notes are effectively subordinated to the existing and future liabilities of our subsidiaries.

        The notes are unsecured senior obligations of Textron Inc. exclusively and will rank equal in right of payment to Textron Inc.'s other existing and future unsecured senior debt. The notes are not secured by any of our assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

        Since a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow and, consequently, Textron Inc.'s ability to service debt, including the notes, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to Textron Inc., in the form of dividends or other transfers. Our financing is conducted through two borrowing groups, Manufacturing and Finance. The Manufacturing group consists of Textron Inc. consolidated with its majority-owned subsidiaries that operate in the Textron Aviation, Bell, Textron Systems and Industrial segments. The Finance group, which also is the Finance segment, consists of Textron Financial Corporation, or TFC, and its consolidated subsidiaries. Our Finance group has historically financed its operations by borrowing from its own external creditors and, from time to time, from our Manufacturing group. Textron Inc. has agreed, under a support agreement entered into by Textron Inc. and TFC, as amended in December 2015, to make payments to TFC, if necessary, to cause TFC to maintain certain minimum levels of financial performance.

        Creditors of our subsidiaries would be entitled to a claim on the assets of our subsidiaries prior to any claims by us. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to us, except to the extent that we ourselves are recognized as a creditor of such subsidiary. Any of our claims as the creditor of our subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of our subsidiary senior to that held by us.

        As of September 30, 2017, we had approximately $4.3 billion of outstanding indebtedness on a consolidated basis, of which an aggregate of $0.9 billion was indebtedness of our subsidiaries (including $0.8 billion of indebtedness of our Finance segment). In addition, our subsidiaries had an aggregate of $5.4 billion of other obligations.

The indenture does not restrict the amount of additional debt that we may incur.

        The notes and the indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us. Our incurrence of additional debt may have important consequences for holders of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the trading value of the notes, if any, and a risk that the credit rating of the notes is lowered or withdrawn.

We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of specific kinds of change of control events called Change of Control Triggering Events, unless we have exercised our right to redeem the notes, each holder of notes will have the right to require us to repurchase all or any part of such holder's notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See "Description of Notes—Change of Control Triggering Event."

We cannot assure you that an active trading market will develop for the notes.

        Prior to this offering, there has been no trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or to arrange for quotation on any interdealer quotation system. We have been informed by the underwriters that they intend to make a market in the notes after the offering is completed. However, the underwriters may cease their market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by many factors, including the interest rate environment, which may be volatile and is not within our control, and other changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. In addition, such market-making activities will be subject to limits imposed by the United States federal securities laws, and may be limited during the pendency of any shelf registration statement. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Our credit ratings may not reflect all risks of an investment in the notes.

        Our outstanding indebtedness, including the notes, from time to time may receive credit ratings from certain credit rating agencies. Such ratings are limited in scope and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. Each agency's rating should be evaluated independently of any other agency's rating. Real or anticipated changes in our credit ratings will generally affect the market value of the notes.

The amount of interest payable on the notes is set only once per quarter based on the three-month LIBOR rate on the interest determination date, which rate may fluctuate substantially.

        In the past, the level of the three-month LIBOR rate has experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the three-month LIBOR rate are not necessarily indicative of future levels. Any historical upward or downward trend in the three-month LIBOR rate is not an indication that the three-month LIBOR rate is more or less likely to increase or decrease at any time, and you should not take the historical levels of the three-month LIBOR rate as an indication of its future performance. Additionally, although the actual three-month LIBOR rate on an interest payment date or at other times during an interest period may be higher than the three-month LIBOR rate on the applicable interest determination date, the only relevant date for purposes of determining the interest payable on the notes is the three-month LIBOR rate as of the interest determination date for such interest period. Changes in the three-month LIBOR rates between interest determination dates will not affect the interest payable on the notes. As a result, changes in the three-month LIBOR rate may not result in a comparable change in the market value of the notes.

Increased regulatory oversight, changes in the method pursuant to which the ICE LIBOR rates are determined and potential phasing out of ICE LIBOR after 2021 may adversely affect the value of the notes.

        Regulators and law enforcement agencies in the United Kingdom and elsewhere are conducting civil and criminal investigations into whether banks that contributed to the British Bankers' Association (the "BBA") in connection with the calculation of daily London Interbank Offered Rate ("ICE LIBOR") may have been under-reporting or otherwise manipulating or attempting to manipulate ICE LIBOR. A number of contributing banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of ICE LIBOR. Since February 1, 2014, the administration of ICE LIBOR has been undertaken by ICE Benchmark Administration (the "IBA"), a subsidiary of Inter-Continental Exchange. Actions by regulators or law enforcement agencies may result in changes to the manner in which ICE LIBOR is determined or the establishment of alternative reference rates.

        In addition, on July 27, 2017, the U.K. Financial Conduct Authority (the "FCA") announced that it will no longer persuade or compel banks to submit ICE LIBOR rates after 2021 (the "FCA Announcement"). It is not possible to predict the effect of the FCA Announcement, any changes in the methods pursuant to which the ICE LIBOR rates are determined or any other reforms to ICE LIBOR that will be enacted in the U.K. or elsewhere, which may adversely affect the trading market for ICE LIBOR-based securities, including the notes, or result in the phasing out of ICE LIBOR as a reference rate for securities.

        Any changes announced by the FCA, including the FCA Announcement, the IBA or any other successor governance or oversight body, or future changes adopted by such body, to the method pursuant to which the ICE LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported ICE LIBOR rates. If that were to occur the level of interest payments would be affected and, to the extent that the value of your notes is affected by reported ICE LIBOR rates, the value of the notes may be affected.

Forward-Looking Statements

        The information included or incorporated by reference in this prospectus supplement and the accompanying prospectus contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, such as our intended use of the net proceeds from this offering, or may project revenues, income, returns or other financial measures, often include words such as "believe," expect," "anticipate," "intend," "plan," "estimate," "guidance," "project," "target," "potential," "will," "should," "could," "likely" or "may" and similar expressions intended to identify forward-looking statements. These forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from those expressed or implied by such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements. In addition to those factors described under "Risk Factors" above and in the documents identified under "Where You Can Find More Information" in the accompanying prospectus, these factors include:

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  interruptions in the U.S. Government's ability to fund its activities and/or pay its obligations;

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  changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries;

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  our ability to perform as anticipated and to control costs under contracts with the U.S. Government;

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  the U.S. Government's ability to unilaterally modify or terminate its contracts with us for the U.S. Government's convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards;

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  changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products;

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  volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products;

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  volatility in interest rates or foreign exchange rates;

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  risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries;

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  our Finance segment's ability to maintain portfolio credit quality or to realize full value of receivables;

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  performance issues with key suppliers or subcontractors;

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  legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products;

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  our ability to control costs and successfully implement various cost-reduction activities;

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  the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs;

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  the timing of our new product launches or certifications of our new aircraft products;

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  our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers;

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  pension plan assumptions and future contributions;

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  demand softness or volatility in the markets in which we do business;

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  cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption;

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  difficulty or unanticipated expenses in connection with integrating acquired businesses; and

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  the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections.

 Use of Proceeds

        We estimate that the proceeds from this offering will be approximately $             million, after deducting the underwriting discount and estimated offering expenses payable by us.

        We plan to use the net proceeds from the issuance of the notes for the repayment of a total of $350 million in principal amount outstanding under two term loans, one of which matures on November 30, 2018 and bears interest at 2.46694% and the other of which matures on March 14, 2019 and bears interest at 2.48444%, in each case as of September 30, 2017.

Description of Notes

General

        The notes are a series of "senior debt securities" described in the accompanying prospectus. The notes will be issued under our indenture dated as of September 10, 1999 with The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as trustee. This description of the notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the indenture in the accompanying prospectus. These descriptions are summaries of the material provisions of the notes and the indenture. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the notes. The indenture is filed as an exhibit to the registration statement of which the accompanying prospectus is a part and is incorporated into the accompanying prospectus by reference.

        For purposes of this description, references to "we," "our," "us" and "the Company" refer only to Textron Inc. and not to its subsidiaries.

        The notes will mature on                        , 2020. Unless previously redeemed or purchased and cancelled, we will repay the notes at 100% of their principal amount together with accrued and unpaid interest thereon at maturity. We expect that the notes initially will be represented by one or more global notes deposited with The Depository Trust Company, or DTC, and registered in the name of Cede & Co., the nominee of DTC. The notes will be available for purchase in minimum denominations of $2,000 and integral multiples of $1,000 in excess of that amount, in registered book-entry form only, except as set forth below.

        The notes will be initially issued in a total principal amount of $350,000,000. We may, without the consent of the holders of the notes, create and issue additional debt securities ranking equally with the notes and otherwise identical in all respects to the notes (except for the issue price, the date from which interest first accrues and the first interest payment date of the additional notes) so that those additional notes will be consolidated and form a single series with the notes that we are offering. If the additional debt securities are not fungible with the existing notes for federal income tax purposes, the additional notes will have a separate CUSIP number. No additional debt securities may be issued if an event of default under the indenture has occurred.

        The notes will be redeemable at our option, as described below. The notes will not be subject to a sinking fund. The notes will be subject to defeasance as described in the accompanying prospectus. The notes will not be convertible or exchangeable.

        The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture governing the notes. The Bank of New York Mellon Trust Company, N.A. is a national banking association organized under and governed by the laws of the United States. The Bank of New York Mellon Trust Company, N.A. provides trust services and acts as indenture trustee for numerous corporate securities issuances, including for other series of debt securities of which we are the issuer, and will be the principal paying agent and the transfer agent for the notes.

        The notes will be, and the indenture is, governed by the laws of the State of New York.

        The notes are unsecured senior obligations of Textron exclusively and will rank equal in right of payment to Textron's other existing and future unsecured senior debt. The notes are not secured by any of our assets. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

        Since a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow and, consequently, our ability to service debt, including the notes, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us, in the form of dividends or other transfers.

        Creditors of our subsidiaries would be entitled to a claim on the assets of our subsidiaries prior to any claims by us. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to us, except to the extent that we ourselves are recognized as a creditor of such subsidiary. Any of our claims as the creditor of our subsidiary would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of our subsidiary senior to that held by us.

        As of September 30, 2017, we had approximately $4.3 billion of outstanding indebtedness on a consolidated basis, of which an aggregate of $0.9 billion was indebtedness of our subsidiaries (including $0.8 billion of indebtedness of our Finance segment). In addition, our subsidiaries had an aggregate of $5.4 billion of other obligations.

Payment of Interest

        The notes will bear interest at a rate per annum equal to the greater of (i) three-month LIBOR for the applicable interest reset period or initial interest period (each as defined below) plus            basis points and (ii) 0.00%, as determined by the calculation agent (as described below). Interest on the notes will accrue from November     , 2017. We will pay interest quarterly in arrears, on the notes, on            ,             ,            and            of each year, beginning on                    , 2018. We will pay interest to the persons in whose names the notes are registered at the close of business on the preceding            ,            ,             or                        . The interest rate on the notes will be reset on each interest payment date (each such date, an "interest reset date").

        If any interest payment date for the notes would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date that is a business day. Interest will not accrue for any period from and after the maturity date as a result of any delayed payment. The term "business day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in The City of New York.

        The initial interest reset period (the "initial interest period") means the period from and including the issue date to but excluding the first interest reset date. Thereafter, each interest reset period (an "interest period") means the period from and including an interest reset date to but excluding the immediately succeeding interest reset date; provided that the final interest period for the notes will be the period from and including the interest reset date immediately preceding the maturity date of the notes to but excluding the maturity date. Interest on the notes will be computed on the basis of the actual number of days elapsed over a 360-day year.

        The interest rate for the initial interest reset period means the three-month LIBOR, as determined on November     , 2017, plus            basis points. Thereafter, the interest rate for any interest period will be the three-month LIBOR, as determined on the applicable interest determination date (as defined below), plus            basis points. The interest rate will be reset quarterly on each interest reset date (unless notice of redemption has been mailed for the notes, in which case the interest rate thereon in effect on the date of such notice will be the interest rate thereon through the redemption date). The interest rate applicable to each interest period commencing on the related interest reset date, or the issue date in the case of the initial interest period, will be the rate determined as of the applicable interest determination date. The "interest determination date" means the second London business day immediately preceding the issue date, in the case of the initial interest period, or thereafter the second London business day immediately preceding the applicable interest reset date.

        The amount of interest for each day that the note are outstanding (the "daily interest amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the notes outstanding on such day. The amount of interest to be paid on the notes for each interest period will be calculated by adding such daily interest amounts for each day in such interest period.

        Three-month LIBOR will be determined by the calculation agent as of the applicable interest determination date in accordance with the following provisions:

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  Three-month LIBOR is the rate for deposits in U.S. dollars for the three-month period that appears on the Designated LIBOR page (as defined below) at approximately 11:00 a.m., London time, on the applicable interest determination date. If no rate appears on the Designated LIBOR page, three-month LIBOR for such interest determination date will be determined in accordance with the immediately following provisions.

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  With respect to an interest determination date on which no rate appears on the Designated LIBOR page as of approximately 11:00 a.m., London time, on such interest determination date, the calculation agent shall request the principal London offices of each of four major reference banks (which may include affiliates of the underwriters) in the London interbank market selected by us to provide the calculation agent with a quotation of the rate at which deposits of U.S. dollars having a three-month maturity, commencing on the second London business day immediately following such interest determination date, are offered by it to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such interest determination date in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time. If at least two such quotations are provided, three-month LIBOR for such interest determination date will be the arithmetic mean of such quotations as calculated by the calculation agent. If fewer than two quotations are provided, three-month LIBOR for such interest determination date will be the arithmetic mean of the rates quoted as of approximately 11:00 a.m., New York City time, on such interest determination date by three major banks (which may include affiliates of the underwriters) selected by us for loans in U.S. dollars to leading European banks having a three-month maturity commencing on the second London business day immediately following such interest determination date and in a principal amount equal to an amount of not less than $1,000,000 that is representative for a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the calculation agent are not quoting such rates as mentioned in this sentence, three-month LIBOR for such interest determination date will be three-month LIBOR determined with respect to the immediately preceding interest determination date.

        The trustee will initially act as the calculation agent in respect of the notes. We may change the calculation agent without prior notice to or consent of the holders of the notes. Promptly upon calculation, the calculation agent will inform us of the interest rate for the next interest period. Upon request from any holder of the notes, the calculation agent will provide the interest rate then in effect for such notes for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.

        All percentages resulting from any calculation of the interest rate on the notes will be rounded to the nearest one millionth of a percentage point with five ten millionths of a percentage point rounded upwards (e.g., 9.8765445% (or .098765445) would be rounded to 9.876545% (or .09876545)), and all dollar amounts used in or resulting from such calculation on the notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

        Notwithstanding the foregoing, the interest rate on the notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Additionally, the interest rate on the notes will in no event be lower than zero.

        "Designated LIBOR page" means Bloomberg L.P. page "BBAM" on that service or any successor service for the purpose of displaying London interbank offered rates for U.S. dollar deposits of major banks.

        "LIBOR" means the U.S. dollar London Interbank Offered Rate.

        "London business day" means a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Optional Redemption

        We may redeem, at our option, the notes, in whole or in part, on the first business day after the date that is one year following the date of issuance of the notes or at any time or from time to time thereafter at a price equal to 100% of the aggregate principal amount of the notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date. We will mail notice to registered holders of the notes of our intent to redeem on not less than 10 nor more than 60 days' notice.

Change of Control Triggering Event

        If a Change of Control Triggering Event occurs with respect to the notes, holders of the notes will have the right to require us to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of their notes pursuant to the offer described below (the "Change of Control Offer") on the terms set forth in the indenture, except to the extent that we have exercised our option to redeem the notes as described under "—Optional Redemption" above. In the Change of Control Offer, we will offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control Triggering Event with respect to the notes, we will mail a notice to the holders of the notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase their notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the indenture and described in such notice. We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 (the "Exchange Act") and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Triggering Event provisions of the indenture by virtue of such conflict.

        On the Change of Control Payment Date for the notes, we will, to the extent lawful:

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  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

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  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

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  deliver or cause to be delivered to the trustee for cancellation the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by us.

        Unless we default in the Change of Control Payment, on and after the Change of Control Payment Date for the notes, interest will stop accruing on the notes or portions of the notes tendered for repurchase pursuant to the Change of Control Offer.

        The repurchase rights of the holders of the notes upon the occurrence of a Change of Control Triggering Event could discourage a potential acquirer of us. The Change of Control purchase feature is a result of negotiations between us and the underwriters. The repurchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions. The term Change of Control is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a Change of Control Triggering Event may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

        The definition of "Change of Control" includes a phrase relating to the conveyance, transfer, sale, lease or other disposition of "all or substantially all" of our consolidated assets. There is no precise, established definition of the phrase "substantially all" under New York law, which governs the indenture and the notes, or under the laws of Delaware, our state of incorporation. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

        If a Change of Control Triggering Event were to occur, we may not have enough funds to pay the repurchase price. See "Risk Factors—Risks Relating to the Notes—We may not be able to repurchase the notes upon a change of control" above. If we fail to repurchase the notes when required following a Change of Control Triggering Event for the notes, we will be in default under the indenture with respect to the notes. In addition, we have incurred, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

        Holders may not be entitled to require us to purchase their notes in certain circumstances involving a significant change in the composition of our board of directors, including in connection with a proxy contest in which our board does not approve a dissident slate of directors but approves them as Continuing Directors, even if our board initially opposed the directors.

        The provisions under the indenture obligating us to make a Change of Control Offer for the notes may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

        For purposes of the foregoing discussion of a repurchase at the option of holders of notes upon the occurrence of a Change of Control Triggering Event, the following definitions are applicable:

        "Below Investment Grade Rating Event" means the ratings on the notes are lowered by each of the Rating Agencies and the notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee or us in writing at its or our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.

        "Change of Control" means the occurrence of any of the following:

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  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and of our subsidiaries' properties or assets taken as a whole to any Person or group of related "persons" (as that term is used in Section 13(d)(3) of the Exchange Act) (a "Group") other than us or one of our subsidiaries;

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  the adoption of a plan relating to our liquidation or dissolution;

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  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of our Voting Stock; or

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  the first day on which a majority of the members of our board of directors are not Continuing Directors.

        Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (1) we become a direct or indirect wholly owned subsidiary of a holding company and (2) immediately following that transaction, (A) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) no Person or Group is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

        "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Below Investment Grade Rating Event for the notes.

        "Continuing Director" means, as of any date of determination, any member of our board of directors who (1) was a member of our board of directors on the date of the issuance of the notes or (2) was nominated for election, elected or appointed to our board of directors with the approval of a majority of the Continuing Directors who were members of our board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director).

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB– (or the equivalent) by S&P.

        "Moody's" means Moody's Investors Service, Inc., and its successors.

        "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity, and includes a "person" as used in Section 13(d)(3) of the Exchange Act.

        "Rating Agencies" means (1) each of Moody's and S&P and (2) if either of Moody's or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody's or S&P, or both of them, as the case may be.

        "S&P" means Standard & Poor's Ratings Services LLC, a division of S&P Global Inc., and its successors.

        "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

Information Concerning the Trustee

        We have appointed The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), the trustee under the indenture, as paying agent and notes registrar for the notes. The trustee or its affiliates may also provide other services to us in the ordinary course of their business. The indenture contains certain limitations on the rights of the trustee, if it or any of its affiliates is then our creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions with us. However, if the trustee or any affiliate continues to have any conflicting interest and a default occurs with respect to the notes, the trustee must eliminate such conflict or resign with respect to the notes.

Book-Entry Delivery and Settlement

Global Notes

        We will issue the notes in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of DTC and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

        Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, S.A., Luxembourg, which we refer to as Clearstream, or Euroclear Bank S.A./ N.V., as operator of the Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their U.S. depositaries, which in turn will hold such interests in customers' securities accounts in the U.S. depositaries' names on the books of DTC.

        DTC has advised us as follows:

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  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

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  DTC holds securities that its participants ("direct participants") deposit with DTC.

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  DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

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  Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

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  DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

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  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants").

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  The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

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  More information about DTC can be found at www.dtcc.com and www.dtc.org.

        Clearstream has advised us that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

        Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to as the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation, which we refer to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

        The Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

        We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

        We expect that under procedures established by DTC:

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  upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

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  ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

        The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or a global note.

        Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the notes.

        Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

        Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

        Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

        Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

        We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes represented by a global note upon surrender by DTC of the global note if:

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  DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

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  an event of default has occurred and is continuing with respect to the notes, and DTC requests the issuance of certificated notes for the notes; or

  •
  we determine not to have the notes represented by a global note.

        Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

United States Federal Income Tax Consequences

        The following is a summary of U.S. federal income tax consequences of the ownership and disposition of the notes. Except where noted, this summary deals only with notes held as capital assets by beneficial owners of the notes who purchase notes in this offering at their issue price. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder and judicial and administrative rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not purport to address all aspects of U.S. federal income taxation that may affect particular investors in light of their individual circumstances, or certain types of investors subject to special treatment under the U.S. federal income tax laws, such as persons that mark to market their securities for U.S. federal income tax purposes, financial institutions (including banks), regulated investment companies, real estate investment trusts, individual retirement and other tax-deferred accounts, tax-exempt organizations, broker-dealers, persons that are subject to the alternative minimum tax, certain former U.S. citizens or long-term residents, life insurance companies, persons that hold notes as part of a straddle, conversion transaction or other integrated investment, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar or that hold their notes through non-U.S. brokers or other non-U.S. intermediaries, or partnerships or other pass-through entities. This discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction. For purposes of this summary, a "U.S. Holder" is a beneficial owner of a note that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

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  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any State therein or the District of Columbia;

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  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust, if (a) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect to be treated as a United States person.

        For purposes of this summary, a "Non-U.S. Holder" is a beneficial owner of a note that is not a U.S. Holder or a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships that are beneficial owners of notes (and partners in such partnerships) should consult their tax advisors.

        We have not requested, and do not intend to request, a ruling from the U.S. Internal Revenue Service, or the IRS, with respect to any of the U.S. federal income tax consequences described below. There can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth herein.

        If you are considering investing in the notes, you should consult your own tax advisor with respect to your particular tax consequences of the purchase, ownership and disposition of the notes, including the consequences under the laws of any state, local or non-U.S. jurisdiction.

Certain Additional Payments

        The possibility that we are required to repurchase the notes under the circumstances described under "Description of Notes—Change of Control Triggering Event" above for a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, may implicate the provisions of the Treasury regulations relating to "contingent payment debt instruments." Under the applicable Treasury regulations, the possibility that any "contingent payment" will be made will not affect the amount or timing of interest income you will recognize if the payment is subject to a remote or incidental contingency, determined as of the issue date of the notes. We believe and intend to take the position for U.S. federal income tax purposes that the likelihood that the notes will be so repurchased is a remote contingency or that the amount of any premium in such a case is an incidental contingency (or both). Our determination that this contingency is remote or incidental is not, however, binding on the IRS. If the IRS successfully challenged our position, the timing and amount of your income could be affected, and income realized on the taxable disposition of a note could be treated as ordinary income rather than capital gain. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

U.S. Holders

Interest Income and Original Issue Discount

        Stated interest on a note generally will be taxable to you as ordinary interest income at the time such interest is received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes. It is expected, and therefore this discussion assumes, that the notes will be issued at their stated principal amount or, if issued at a discount from the stated principal amount of the notes, with an amount of discount that is less than the statutory de minimis amount. If, however, a note's principal amount exceeds its issue price by an amount that does not satisfy this de minimis test, you will be required to include the excess in income as original issue discount, as it accrues, in accordance with a constant-yield method based on a compounding of interest regardless of your regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Retirement or Other Taxable Disposition of the Notes

        Upon a sale, exchange, retirement or other taxable disposition of a note, you generally will recognize capital gain or loss in an amount equal to the difference, if any, between the amount realized on the sale or other taxable disposition (excluding amounts attributable to accrued but unpaid interest, which will be taxable to you as ordinary interest income to the extent not already included in income) and your adjusted tax basis in the note. Your adjusted tax basis generally will be the original cost of the note. Such gain or loss generally will be long-term capital gain or loss if your holding period for the note is more than one year at the time of disposition. Long-term capital gain of non-corporate taxpayers is currently subject to preferential rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Medicare Tax

        Certain U.S. Holders who are individuals, estates or trusts are required to pay an additional 3.8% Medicare tax on their "net investment income," which may include all or a portion of their interest on a note and capital gains from the sale or other taxable disposition of a note. You should consult your tax advisor regarding the effect, if any, of this tax on the ownership or disposition of a note.

Information Reporting and Backup Withholding

        Information returns will be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes, unless you are an exempt recipient such as a corporation. You will be subject to U.S. backup withholding, currently at a rate of 28%, on these payments if you fail to provide your taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise fail to establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

Interest Payments

        Payments of interest on the notes generally will qualify for the "portfolio interest" exemption and, subject to the discussion below concerning backup withholding and FATCA (as defined below), generally will not be subject to U.S. federal income tax or withholding tax, as long as you:

  •
  do not conduct a trade or business in the United States with respect to which the interest is effectively connected;

  •
  do not actually, indirectly or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, within the meaning of Code Section 871(h)(3);

  •
  are not a "controlled foreign corporation" with respect to which we are a "related person" within the meaning of Code Section 881(c)(3)(C); and

  •
  satisfy the certification requirements described below.

        The certification requirements will be satisfied if either (a) you timely certify, under penalties of perjury, to the person required to withhold U.S. federal withholding tax that you are not a United States person and provide your name and address or (b) a custodian, broker, nominee or other intermediary acting as your agent (such as a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business) that holds the note in such capacity timely certifies, under penalties of perjury, to the person required to withhold U.S. tax that such statement has been received from you, or received by any other financial institution between such intermediary and you, and furnishes to the person required to withhold U.S. tax a copy thereof. In general, the foregoing certification may be provided on a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8IMY, as applicable.

        If you are not exempt from tax under these rules, you generally will be subject to U.S. federal withholding tax at a rate of 30% unless:

  •
  the interest is effectively connected with your conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by you); or

  •
  an applicable income tax treaty provides for a lower rate of, or exemption from, U.S. federal withholding tax.

        Except to the extent provided by an applicable income tax treaty, interest that is effectively connected with the conduct of a U.S. trade or business will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. In addition, if you are a foreign corporation, you may be subject to an additional branch profits tax at a 30% rate (or such lower rate or exemption as may be specified by an applicable tax treaty), which is generally imposed on a foreign corporation on its effectively connected earnings and profits for the taxable year, subject to certain adjustments. Payments of effectively connected interest will not be subject to U.S. federal withholding tax so long as you provide a properly executed IRS Form W-8ECI. To claim the benefit of an applicable income tax treaty, you must timely provide a properly executed IRS Form W-8BEN, in the case of an individual, or an IRS Form W-8BEN-E, in the case of an entity. In general, these forms will be required to be periodically updated.

Sale, Exchange, Retirement or Other Disposition of the Notes

        Subject to the discussion below concerning backup withholding and FATCA, you generally will not be subject to U.S. federal income tax on gain realized upon a sale or other disposition of a note unless (a) such gain is effectively connected with your conduct of a U.S. trade or business (and if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by you) or (b) if you are an individual, you are present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions exist.

        Except to the extent provided by an applicable income tax treaty, gain that is effectively connected with the conduct of a U.S. trade or business will be subject to U.S. federal income tax on a net basis at the rates applicable to United States persons generally (and, if you are a corporation, may also be subject to the 30% branch profits tax described above unless reduced or exempted by an applicable income tax treaty). If you are an individual present in the United States for 183 days or more in the taxable year of disposition and meet certain other conditions, then you will be subject to U.S. federal income tax at a rate of 30% (except as provided by an applicable income tax treaty) on the amount by which capital gains from U.S. sources (including gains from the sale or other disposition of the notes) exceed capital losses from U.S. sources.

Information Reporting and Backup Withholding

        Payments of interest to you generally will be reported to you and the IRS, whether or not subject to U.S. federal income tax. Copies of applicable IRS information returns may be made available to the tax authorities of the country in which you reside under the provisions of a specific tax treaty or agreement. You generally will be exempt from backup withholding and additional information reporting on payments of principal, premium (if any) or interest (including original issue discount), provided that you (a) certify your nonresident status on the appropriate IRS Form (or a suitable substitute form) and certain other conditions are met or (b) otherwise establish an exemption. Any backup withholding generally will be allowed as a credit or refund against your U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

FATCA

        Sections 1471 through 1474 of the Code and the Treasury regulations thereunder (commonly referred to as "FATCA"), impose a 30% withholding tax on payments of interest on the notes and, for dispositions after December 31, 2018, payments of gross proceeds from the sale, exchange, redemption, or other disposition of the notes to "foreign financial institutions" (as defined under FATCA) as the beneficial owner or an intermediary, and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied or an exemption applies. An intergovernmental agreement between the jurisdiction of a recipient and the United States may modify the rules described in this paragraph. You should consult your tax advisor regarding the effect, if any, of the FATCA rules for you based on your particular circumstances.

Underwriting (Conflicts of Interest)

        Subject to the terms and conditions in the underwriting agreement between us and the underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of notes that appears opposite its name in the table below:

Underwriters	Principal Amount of the notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$
Wells Fargo Securities, LLC
SMBC Nikko Securities America, Inc.
PNC Capital Markets LLC

Total	$

        The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of these notes are purchased. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

        The underwriters have advised us that they propose to initially offer the notes at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of        % of the principal amount thereof. The underwriters may allow, and the dealers may reallow, a discount not in excess of        % of the principal amount thereof. After the initial offering, the public offering price and concession may be changed by the underwriters.

        We have agreed in the underwriting agreement to pay our expenses related to the offering, which we estimate to be $600,000.

        The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors.

        In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes.

        The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Certain of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory, corporate trust, commercial banking and investment banking services for us and our affiliates for which they received, or will receive, customary fees and expenses. In particular, affiliates of certain of the underwriters are agents or lenders under our $1.0 billion senior unsecured revolving credit facility.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Conflicts of Interest

        As described in "Use of Proceeds," we plan to use the net proceeds from the issuance of the notes for the repayment of a total of $350 million in principal amount outstanding under two term loans. Certain of the underwriters in this offering or their affiliates are lenders under these term loans. As such, certain of the underwriters in this offering or their affiliates may receive a portion of the net proceeds from this offering. Because more than 5% of the net proceeds of this offering, not including the underwriting discount, may be received by certain of the underwriters or their affiliates, to the extent any one underwriter, together with its affiliates, receives more than 5% of the net proceeds of this offering, such underwriter would be considered to have a "conflict of interest" with us in regard to this offering under FINRA Rule 5121. Pursuant to that rule, the appointment of a qualified independent underwriter is not necessary in connection with the offering because the offering is of a class of securities that are investment grade rated. No affected underwriter will confirm sales to any account over which it exercises discretionary authority without the prior written consent of the account holder.

T+3 Settlement Cycle

        We expect that delivery of the notes will be made against payment therefor on or about November     , 2017, which is the third business day following the date of pricing of the notes (such settlement being referred to as "T+3"). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes more than two business days prior to the scheduled settlement date will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to their date of delivery hereunder should consult their own advisors.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") no offer of notes may be made to the public in that Relevant Member State other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        This prospectus supplement has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (including the 2010 PD Amending Directive) and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this prospectus supplement is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

        This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

        This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Japan

        The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Hong Kong

        This prospectus supplement has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The notes will not be offered or sold in Hong Kong other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then securities, debentures and units of securities and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Notice to Prospective Investors in Canada

        The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

 Legal Matters

        The validity of the notes offered hereby and certain legal matters relating thereto will be passed upon on our behalf by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. Certain legal matters will also be passed upon on our behalf by Jayne M. Donegan, our Executive Counsel. Ms. Donegan is a full-time employee of ours and holds shares of our common stock, restricted stock units and options to purchase shares of our common stock. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

Experts

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated by reference in the accompanying prospectus. Our financial statements and schedule and our management's assessment of the effectiveness of our internal control over financial reporting as of December 31, 2016 are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

Prospectus

Textron Inc.

Common Stock, Preferred Stock,

Senior Debt Securities and Subordinated Debt Securities

        Textron Inc. may periodically sell any or all of the following securities to the public:

  •
  common stock;

  •
  preferred stock; and

  •
  debt securities, including senior debt securities and subordinated debt securities.

        Specific terms of our preferred stock and our debt securities will be set forth in an accompanying prospectus supplement with respect to the specific type or types of securities then being offered.

        The securities described in this prospectus may be offered in amounts, at prices and on terms to be determined at the time of the offering.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        We urge you to carefully read this prospectus and the accompanying prospectus supplement, which will describe the specific terms of our common or preferred stock or our debt securities being offered, before you make your investment decision. See "Risk Factors" on page 3 of this prospectus.

        This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

The date of this prospectus is July 27, 2017.

        No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or the accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus and the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstance in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or the accompanying prospectus supplement, nor any sale made under this prospectus or the accompanying prospectus supplement shall, under any circumstances, create any implication that there has been no change in the affairs of Textron since the date of this prospectus or the accompanying prospectus supplement or that the information contained or incorporated by reference in this prospectus or the accompanying prospectus supplement is correct as of any time subsequent to the date of such information.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement accompanying this prospectus that will contain specific information about the terms of that offering, which we refer to as the "prospectus supplement" in this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the prospectus supplement, together with additional information described under the heading "Where You Can Find More Information."

        References in this prospectus and the prospectus supplement to "Textron," "we," "us" and "our" are to Textron Inc. and, as applicable, its subsidiaries, except for purposes of the description of debt securities we may issue included in this prospectus and the accompanying prospectus supplement, in which case such references are only to Textron, Inc. and do not include its subsidiaries. When we refer to the "securities" in this prospectus, we mean any shares of our common or preferred stock or any of our debt securities that we may offer with this prospectus, unless we state otherwise.

TEXTRON

        Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative products and services around the world. We conduct our business through five operating segments: Textron Aviation, Bell, Textron Systems and Industrial, which represent our manufacturing businesses, and Finance, which represents our finance business.

        We are incorporated under the laws of Delaware. Our principal executive offices are located at 40 Westminster Street, Providence, Rhode Island 02903 and our telephone number is (401) 421-2800.

RISK FACTORS

        In considering whether or not to purchase our common or preferred stock or our debt securities, you should carefully consider the risks described under "Risk Factors" in the prospectus supplement and in the documents we incorporate by reference in this prospectus and the prospectus supplement.

USE OF PROCEEDS

        Unless we state otherwise in the prospectus supplement, we expect to use all of the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, including, but not limited to, any of the following: capital expenditures, investments in subsidiaries, working capital, repurchases of shares of our outstanding common stock, acquisitions and other business opportunities.

DESCRIPTION OF CAPITAL STOCK

        We have authority to issue up to 515,000,000 shares of capital stock, of which 15,000,000 shares may be designated as Textron preferred stock, $.01 par value, and 500,000,000 shares may be designated as Textron common stock, $.125 par value. When we refer to "Textron," "we," "our" and "us" in this section, we mean Textron Inc. and not its subsidiaries.

Common Stock

        Voting rights.    Each holder of our common stock is entitled to one vote for each share held on all matters to be voted upon by stockholders.

        Dividends.    The holders of our common stock, after any preferences of holders of our preferred stock, if any is outstanding, are entitled to receive dividends as determined by our board of directors.

        Liquidation and dissolution.    If we are liquidated or dissolved, the holders of our common stock will be entitled to share in our assets available for distribution to stockholders in proportion to the amount of our common stock they own. The amount available for distribution to common stockholders is calculated after payment of all liabilities and after holders of our preferred stock, if any is outstanding, receive their preferential share of our assets.

        Other terms.    Holders of our common stock have no right to:

  •
  convert the stock into any other security;

  •
  have the stock redeemed; or

  •
  purchase additional stock or to maintain their proportionate ownership interest.

        Our common stock does not have cumulative voting rights.

        Directors' liability.    Our restated certificate of incorporation, as amended, which we refer to in this prospectus as our "certificate of incorporation," provides that no member of our board of directors will be personally liable to Textron or its stockholders for monetary damages for breaches of their fiduciary duties as a director, except for liability:

  •
  for any breach of the director's duty of loyalty to Textron or its stockholders;

  •
  for acts or omissions by the director not in good faith or that involve intentional misconduct or a knowing violation of the law;

  •
  for declaring dividends or authorizing the purchase or redemption of shares in violation of Delaware law; or

  •
  for transactions where the director derived an improper personal benefit.

        Our amended and restated by-laws, as further amended, which we refer to in this prospectus as our "by-laws," also require us to indemnify directors and officers to the fullest extent permitted by Delaware law.

        Transfer agent and registrar.    American Stock Transfer & Trust Company is transfer agent and registrar for our common stock.

        The following provisions in our certificate of incorporation, by-laws and Delaware law may have anti-takeover effects.

        Stockholder nomination of directors.    Our by-laws provide that a stockholder must notify us in writing of any stockholder nomination of a director at an annual meeting of our stockholders at least 90 but not more than 150 days prior to the anniversary date of the immediately preceding annual meeting. However, if the annual meeting is called for a date that is more than 30 days before or more than 60 days after the anniversary date, then the notice must be received no later than the close of business on the 90th day before the date of the annual meeting or 10 days after public disclosure of the meeting is first made, whichever occurs later, or if a stockholder wishes to make a nomination at a special meeting held instead of an annual meeting, the notice must be received by us not later than the close of business on the 90th day before the date of the special meeting or the 10th day following the day on which public disclosure of the date of the special meeting was first made, whichever occurs later. The notice must include the information required by our by-laws.

        Our by-laws allow a stockholder or group of up to 20 stockholders owning in the aggregate 3% or more of our outstanding common stock continuously for at least three years to nominate and include in our proxy materials director nominees constituting up to 20% of the number of directors in office or two nominees, whichever is greater, provided the stockholder and nominees satisfy the requirements in our by-laws. If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in our proxy statement, we must receive proper written notice of the nomination not less than 120 or more than 150 days before the anniversary date that the definitive proxy statement was first released to stockholders in connection with the immediately preceding annual meeting, and the nomination must otherwise comply with our by-laws.

        No action by written consent.    Our certificate of incorporation provides that our stockholders may act only at duly called meetings of stockholders and by unanimous written consent.

        10% stockholder provision.    Under our certificate of incorporation, the holders of at least two-thirds of the outstanding shares of our voting stock must approve any transaction involving a merger or combination, a disposition of assets or any other specified "business combination" with a 10% stockholder and Textron or any of our subsidiaries. The vote of two-thirds of the outstanding shares of our voting stock is required unless:

  •
  a majority of disinterested directors who were directors before the 10% stockholder became a 10% stockholder approve the transaction; or

  •
  the form and value of the consideration to be received by our stockholders is fair in relation to the price paid by the 10% stockholder in connection with his or her prior acquisition of our stock.

        Under Delaware law, a vote of the holders of at least two-thirds of the outstanding shares of our voting stock is required to amend or repeal this provision of our certificate of incorporation.

        The terms of our certificate of incorporation and by-laws outlined above are complex and not easily summarized. The above summary may not contain all of the information that is important to you. Accordingly, you should carefully read our certificate of incorporation and by-laws, which are incorporated into this prospectus by reference in their entirety.

        Delaware business combination statute.    We are subject to Section 203 of the Delaware General Corporation Law. Section 203 restricts some types of transactions and business combinations between a corporation and a 15% stockholder. A 15% stockholder is generally considered by Section 203 to be a person owning 15% or more of the corporation's outstanding voting stock. A 15% stockholder is referred to as an "interested stockholder." Section 203 restricts these transactions for a period of three years from the date the stockholder acquired 15% or more of our outstanding voting stock. With some exceptions, unless the transaction is approved by our board of directors and the holders of at least two-thirds of our outstanding voting stock, Section 203 prohibits significant business transactions such as:

  •
  a merger with, disposition of significant assets to or receipt of disproportionate financial benefits by the 15% stockholder; or

  •
  any other transaction that would increase the 15% stockholder's proportionate ownership of any class or series of our capital stock.

        The shares held by the 15% stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval.

        The prohibition against these transactions does not apply if:

  •
  prior to the time that any stockholder became a 15% stockholder, our board of directors approved either the business combination or the transaction in which such stockholder acquired 15% or more of our outstanding voting stock; or

  •
  the 15% stockholder owns at least 85% of the outstanding voting stock of the corporation as a result of the transaction in which such stockholder acquired 15% or more of our outstanding voting stock.

        Shares held by persons who are both directors and officers or by some types of employee stock plans are not counted as outstanding when making this calculation.

Preferred Stock

        Our board of directors may issue shares of our preferred stock, without stockholder approval, and may determine their terms, including the following:

  •
  the designation of the series of our preferred stock and the number of shares that will constitute such series;

  •
  the voting powers, if any;

  •
  the dividend rate of such series and any preferences in relation to the dividends payable on any other class or series of our capital stock and any limitations or conditions on the payment of dividends;

  •
  the redemption price and terms of redemption, if redeemable;

  •
  the amount payable upon our liquidation, dissolution or winding up;

  •
  the amount of a sinking fund, if any;

  •
  conversion rights, if any, including the conversion price or rate of exchange and the adjustment, if any, to be made to the conversion price or rate of exchange; and

  •
  any other qualifications, limitations or restrictions relating to our preferred stock.

        Our board of directors may delegate the power to determine the terms listed above to a committee of our board of directors. The terms of our preferred stock, as determined by our board of directors or that committee, will be described in the prospectus supplement. In addition to the terms set by our board of directors or that committee, Delaware law provides that the holders of our preferred stock have the right to vote separately as a class on any proposed amendment to our certificate of incorporation that would alter or change the powers, preferences or special rights of such class so as to affect them adversely.

DESCRIPTION OF DEBT SECURITIES

General

        The following is a general description of our debt securities that may be issued from time to time by us under an indenture dated as of September 10, 1999 between us and The Bank of New York Mellon Trust Company, N.A, as successor trustee. The terms of our debt securities include those expressly set forth in the indenture and those made part of the indenture by referencing the Trust Indenture Act of 1939. The particular terms of our debt securities of any series and the extent, if any, to which the general description thereof set forth below may apply to our debt securities of that series will be described in the prospectus supplement applicable to our debt securities of that series. If there is any inconsistency between the information in this prospectus and that prospectus supplement, you should rely on the information in that prospectus supplement.

        We have summarized below the material provisions of the indenture. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated into this prospectus by reference. You should read the indenture for provisions that may be important to you. In the summary, we have included references to section numbers of the indenture so that you can easily locate these provisions. When we refer to "Textron," "we," "our" and "us" in this section, we mean Textron Inc. and not its subsidiaries.

        The debt securities will be our direct, unsecured obligations. Our senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our subordinated debt securities will have a junior position to all of our senior debt.

        Since a significant part of our operations is conducted through subsidiaries, a significant portion of our cash flow and, consequently, our ability to service debt, including our debt securities, is dependent upon the earnings of our subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers. Some of our operating subsidiaries may finance their operations by borrowing from external creditors. Lending agreements between some of the operating subsidiaries and external creditors may restrict the amount of net assets available for cash dividends and other payments to us.

        In addition, holders of our debt securities will have a junior position to claims of creditors of any of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders, except to the extent that we are recognized as a creditor of any such subsidiary. Any claims of Textron as the creditor of any of our subsidiaries would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by us.

Terms Applicable to Senior Debt Securities and Subordinated Debt Securities

        No limit on debt amounts.    The indenture does not limit the amount of our debt securities that can be issued under the indenture. (§3.1)

        Prospectus supplements.    The prospectus supplement applicable to our debt securities of any series will contain the specific terms for that series, including some or all of the following:

  •
  the title of our debt securities of that series;

  •
  any limit on the aggregate principal amount thereof that may be issued;

  •
  whether or not they will be issued in global form and who the depository will be;

  •
  the maturity date or dates;

  •
  the interest rate or the method of computing the interest rate;

  •
  the date or dates from which interest will accrue, or how such dates will be determined, the interest payment dates and any related record dates;

  •
  the place or places where payments will be made;

  •
  the terms and conditions on which they may be redeemed at the option of Textron;

  •
  the date or dates, if any, on which, and the price or prices at which Textron will be obligated to redeem, or at the holder's option to purchase, the debt securities of that series and related terms and provisions;

  •
  any provisions granting special rights to holders when a specified event occurs;

  •
  the details of any required sinking fund payments;

  •
  any changes to or additional events of default or covenants;

  •
  any special tax implications;

  •
  if our debt securities of that series will be subordinated, the subordination terms thereof;

  •
  if our debt securities of that series will be convertible into or exchangeable for our common or preferred stock or our other debt securities, the terms thereof, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option; and

  •
  any other terms that are not inconsistent with the indenture.

        Covenants.    Under the indenture, we will:

  •
  pay the principal, interest and any premium on our debt securities when due (§10.1); and

  •
  maintain an office or agency at each place of payment. (§10.2)

        Consolidation, merger and sale of assets.    The indenture provides that we will not consolidate with or merge into any other corporation or transfer our assets substantially as an entirety unless:

  •
  the successor is a corporation organized in the U.S. and expressly assumes the due and punctual payment of the principal, interest and any premium on all our debt securities issued under the indenture and the performance of every other covenant of the indenture; and

  •
  immediately after giving effect to such transaction, no event of default and no event that, after notice or lapse of time, or both, would become an event of default shall have happened and be continuing. (§8.1)

        Upon any such consolidation, merger or transfer, the successor corporation shall be substituted for us under the indenture and we shall be relieved of all obligations and covenants under the indenture and our debt securities. (§8.2)

        Events of default.    The indenture provides that the following are events of default with respect to any series of debt securities:

  •
  we fail to pay the principal, any premium or any sinking fund payment on such series when due;

  •
  we fail to pay interest on such series within 30 days of the due date;

  •
  we fail to observe or perform any other covenant in the indenture (other than those included expressly for the benefit of debt securities of series other than such series) and such failure continues for 90 days after we receive notice from the trustee or we and the trustee receive notice from holders of at least 25% in aggregate principal amount of our outstanding debt securities of that series; and

  •
  certain events of bankruptcy or insolvency, whether voluntary or not. (§5.1)

        An event of default with respect to one series of our debt securities does not necessarily constitute an event of default with respect to any other series of our debt securities.

        The trustee may withhold notice to the holders of any series of our debt securities of any default with respect to such series (except in the payment of principal, premium or interest) if it considers such withholding to be in the interests of such holders. (§6.2)

        If an event of default with respect to any series of our debt securities shall have occurred and be continuing, the trustee or the holders of at least 25% in aggregate principal amount of our debt securities of such series may declare the principal of all our debt securities of such series, or in the case of discounted debt securities, such portion of the discounted debt securities as may be described in the prospectus supplement, to be immediately due and payable. (§5.2)

        The indenture contains a provision entitling the trustee to be indemnified by the holders of the debt securities of any series before proceeding to exercise any right or power at the request of any of such holders. (§6.3) The indenture provides that the holders of a majority in principal amount of our outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or with respect to such debt securities. (§5.12) The right of a holder to institute a proceeding with respect to the indenture is subject to certain conditions, including giving notice and indemnity to the trustee. However, the holder has an absolute right to receipt of principal, premium, if any, and interest at the stated maturities (or, in the case of redemption, on the redemption date) or to institute suit for the enforcement of such payment. (§§5.7 and 5.8)

        The holders of a majority in principal amount of our outstanding debt securities of any series may waive any past defaults except:

  •
  a default in payment of the principal or interest; and

  •
  a default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of the holder of each debt security affected. (§5.13)

        We will periodically file statements with the trustees regarding our compliance with covenants in the indenture. (§10.6)

        Modifications and amendments.    Modifications and amendments to the indenture may be made by us and the trustee without the consent of any holders of our outstanding debt securities to:

  •
  provide for the assumption by a successor corporation as described under "—Consolidation, merger and sale of assets" above;

  •
  add to our covenants for the benefit of holders of all or any series of our debt securities or to surrender any right or power conferred upon us;

  •
  add any additional events of default;

  •
  change or eliminate any provision of the indenture, provided that such change or elimination will become effective only when none of our debt securities of any series created prior to such modification or amendment that is adversely affected by such provision is outstanding;

  •
  secure our debt securities;

  •
  establish the form or terms of our debt securities as permitted by the indenture;

  •
  evidence and provide for the acceptance of appointment under the indenture by a successor trustee and to add to or change any of the provisions of the indenture as necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee; or

  •
  cure any ambiguity, correct or supplement any provision of the indenture that may be defective or inconsistent with any other provision of the indenture or make any other provisions with respect to matters or questions arising under the indenture that shall not adversely affect the interests of the holders of our debt securities of any series in any material respect. (§9.1)

        With the consent of the holders of not less than a majority in principal amount of our outstanding debt securities of each series affected, we and the trustee may amend the indenture to change the rights of the holders of the debt securities of that series, provided that, without the consent of each affected holder, we may not amend the indenture to:

  •
  change the terms of payment of principal, interest or any premium; or

  •
  reduce the percentage of principal amount of our outstanding debt securities the consent of whose holders is necessary to amend the indenture or waive any default. (§9.2)

        Satisfaction and discharge.    Unless otherwise specified in the prospectus supplement, we can satisfy our obligations under our outstanding debt securities and need not comply with most of the covenants in the indenture if we deposit with the trustee funds sufficient to pay all amounts owed in the future and obtain an opinion of counsel that the deposit itself will not cause the holders of our debt securities to recognize income, gain or loss for federal income tax purposes. (§4.2)

        Upon our request, the indenture will no longer be effective for almost all purposes if either:

  •
  all outstanding debt securities issued under the indenture have been delivered to the trustee for cancellation; or

  •
  the only securities that are still outstanding have, or within one year will, become due and payable or are to be called for redemption within one year, and we have deposited with the trustee funds that are sufficient to make all future payments. (§4.1)

        Concerning the trustee.    The trustee from time to time extends credit facilities to us and certain of our subsidiaries. We and certain of our subsidiaries may also maintain bank accounts, borrow money and have other customary banking or investment banking relationships with the trustee in the ordinary course of business.

        Form, exchange, transfer.    Unless otherwise specified in the prospectus supplement, our debt securities will be issued in registered form without coupons. (§2.1) They may also be issued in global form with accompanying book-entry procedures as described below.

        A holder of our debt securities of any series can exchange such debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. They are transferrable at the corporate trust office of the trustee or at any transfer agent designated by us for that purpose. No charge will be made for any such exchange or transfer except for any tax or governmental charge related to such exchange or transfer. (§3.5)

        Global securities.    The indenture provides that our registered debt securities may be issued in the form of one or more global securities that will be deposited with and registered in the name of a depositary or a nominee thereof as described in the prospectus supplement. (§3.1)

        The specific terms of the depositary arrangement with respect to any of our debt securities to be represented by a registered global security will be described in the prospectus supplement.

        Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security ("participants") or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of our debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

        So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of our debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

  •
  be entitled to have our debt securities represented by such registered global security registered in their names;

  •
  receive or be entitled to receive physical delivery of such debt securities in definitive forms; and

  •
  be considered the owners or holders of our debt securities.

        Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to take any action that a holder is entitled to take under the indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

        Payments of principal, interest and any premium on our debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither Textron nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.

        We expect that the depositary for any of our debt securities represented by a registered global security, upon receipt of any payment of principal, interest or any premium will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name."

        We may at any time determine not to have any of our debt securities of a series represented by one or more registered global securities and, in such event, will issue our debt securities of such series in definitive form in exchange for all of the registered global security or securities representing such debt securities. Any of our debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

        Our debt securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for Euroclear and Clearstream Banking, or with a nominee for such depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of our debt securities to be represented by a bearer global security will be described in the prospectus supplement.

Particular Terms of Senior Debt Securities

        Ranking of senior debt securities.    Our senior debt securities will constitute part of our senior debt and rank equally with all our other unsecured debt, except that it will be senior to our subordinated debt.

        Limitation upon mortgages.    The indenture's provisions applicable to senior debt securities prohibit Textron and its Restricted Subsidiaries, as defined below, from issuing, assuming or guaranteeing any debt for money borrowed secured by a mortgage, security interest, pledge, lien or other encumbrance ("mortgages") upon any Principal Property, as defined below, of Textron or any Restricted Subsidiary or upon any shares of stock or indebtedness of any Restricted Subsidiary without equally and ratably securing our senior debt securities issued under the indenture. This restriction, however, will not apply to:

  •
  mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

  •
  mortgages on property existing at the time of acquisition of such property by Textron or a Restricted Subsidiary, or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition of such property or to secure indebtedness incurred prior to, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, or mortgages to secure the cost of improvements to such acquired property;

  •
  mortgages to secure indebtedness of a Restricted Subsidiary owing to Textron or another Restricted Subsidiary;

  •
  mortgages existing at the date of the indenture;

  •
  mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with Textron or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Textron or a Restricted Subsidiary;

  •
  certain mortgages in favor of governmental entities; or

  •
  extensions, renewals or replacements of any mortgage referred to in the preceding six bullets. (§10.4)

        Notwithstanding the restrictions outlined in the preceding paragraph, Textron or any Restricted Subsidiary will be permitted to issue, assume or guarantee any debt secured by a mortgage without equally and ratably securing our senior debt securities, provided that, after giving effect to such mortgage, the aggregate amount of all debt so secured by mortgages (not including permitted mortgages as described in the preceding paragraph) does not exceed 10% of the stockholders' equity of Textron and its consolidated subsidiaries. (§10.4)

        Limitation upon sale and leaseback transactions.    The indenture's provisions applicable to senior debt securities prohibit Textron and its Restricted Subsidiaries from entering into any sale and leaseback transaction with respect to any Principal Property other than any such transaction involving a lease for a term of not more than three years or any lease between Textron and a Restricted Subsidiary or between Restricted Subsidiaries, unless either:

  •
  Textron or such Restricted Subsidiary would be entitled to incur indebtedness secured by a mortgage on such Principal Property at least equal in amount to the Attributable Debt, as defined below, with respect to such sale and leaseback transaction, without equally and ratably securing our senior debt securities; or

  •
  Textron shall apply an amount in cash equal to the greater of the net proceeds of such sale and the Attributable Debt with respect to such sale and leaseback transaction to:

  •
  the retirement of senior indebtedness that matures more than twelve months after the creation of such senior indebtedness; or

  •
  the acquisition, construction, development or improvement of properties, facilities or equipment that are, or upon such acquisition, construction, development or improvement will be, or will be a part of, a Principal Property. (§10.5)

        Waiver of certain covenants.    We will not be required to comply with the covenants listed above and certain other restrictive covenants with respect to our senior debt securities of any series if the holders of a majority of the outstanding principal amount of that series waive such compliance. (§10.9)

        Certain definitions.    Set forth below is a summary of the definitions of certain capitalized terms used in the indenture and referred to above. Reference is made to the indenture for the full definition of all the terms used in the indenture.

        The term "Attributable Debt" when used in connection with a sale and leaseback transaction referred to above shall mean the total net amount of rent (discounted at the weighted average yield to maturity of our outstanding senior debt securities) required to be paid during the remaining term of the applicable lease. (§1.1)

        The term "Principal Property" means any manufacturing plant or manufacturing facility that is (a) owned by Textron or any Restricted Subsidiary, (b) located within the continental U.S. and (c) in the opinion of our board of directors materially important to the total business conducted by Textron and the Restricted Subsidiaries taken as a whole. (§1.1)

        The term "Restricted Subsidiary" means any Subsidiary (a) substantially all the property of which is located within the continental U.S. and (b) that owns any Principal Property; provided that the term "Restricted Subsidiary" shall not include any Subsidiary that is principally engaged in leasing or in financing receivables, or that is principally engaged in financing Textron's operations outside the continental U.S. (§1.1)

        The term "Subsidiary" means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Textron or by one or more other Subsidiaries. (§1.1)

Particular Terms of Subordinated Debt Securities

        Ranking of subordinated debt securities.    Our subordinated debt securities will be subordinated and junior in right of payment to our senior debt securities and certain of our other indebtedness to the extent set forth in the prospectus supplement. (§3.1)

PLAN OF DISTRIBUTION

        We may periodically sell our common or preferred stock or any series of our debt securities in one or more of the following ways:

  •
  to underwriters or dealers for resale to the public or to institutional investors;

  •
  directly to the public or institutional investors; or

  •
  through agents to the public or to institutional investors.

        The prospectus supplement will state the terms of the offering of the securities, including:

  •
  the name or names of any underwriters, dealers or agents;

  •
  the purchase price of such securities and the proceeds to be received by us;

  •
  any underwriting discounts, commissions or agency fees and other items constituting underwriters' or agents' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which the securities may be listed.

        If we use underwriters in the sale, the underwriters will acquire the securities for their own account and may resell them in one or more transactions, including:

  •
  negotiated transactions;

  •
  at a fixed public offering price or prices; or

  •
  at varying prices determined at the time of sale.

        Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

        If we use dealers in the sale, the dealers will acquire the securities as principals and may resell them to the public at varying prices to be determined by the dealers at the time of resale.

        Unless otherwise stated in a prospectus supplement, any agent selling securities on our behalf will be acting on a best efforts basis for the period of its appointment.

        This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire the securities described in this prospectus that may be issued on a delayed or contingent basis.

        Underwriters, agents and dealers may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the underwriters, agents or dealers may be required to make. Underwriters, agents and dealers may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

        Any securities offered by this prospectus, other than our common stock, will be a new issue of securities and will have no established trading market. Our common stock is listed on the New York Stock Exchange, and any shares of our common stock sold will also be listed on the New York Stock Exchange, upon official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Any of these securities, other than our common stock, may or may not be listed on a national securities exchange. We give no assurance as to the liquidity of or the existence of any trading market for any of these securities, other than our common stock.

LEGAL OPINIONS

        The validity of any securities offered by this prospectus and certain legal matters relating to those securities will be passed upon for us by Jayne M. Donegan, our Executive Counsel, and for any underwriters or agents by counsel named in the prospectus supplement. Ms. Donegan is a full-time employee of ours and holds restricted stock units, shares of, and options to purchase, our outstanding common stock. Certain legal matters will be passed upon on our behalf by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and the effectiveness of our internal control over financial reporting as of December 31, 2016, as set forth in their reports, which are incorporated by reference in this prospectus. Our financial statements and schedule and our management's assessment of the effectiveness of our internal control over financial reporting as of December 31, 2016 are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        The SEC's rules allow us to "incorporate by reference" into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. This prospectus incorporates documents by reference, which are not presented in or delivered with this prospectus.

        All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering are also incorporated into this prospectus by reference, although we are not incorporating any information that we are deemed to furnish and not file in any of our Current Reports on Form 8-K filed in accordance with SEC rules.

        The following documents were filed by us with the SEC and are incorporated into this prospectus by reference:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (filing date of February 22, 2017);

  •
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended April 1, 2017 (filing date of April 26, 2017) and July 1, 2017 (filing date of July 27, 2017);

  •
  our Current Reports on Form 8-K filed on March 6, 2017 and June 1, 2017; and

  •
  the description of our common stock set forth in our registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such description.

        Any statement contained in a document incorporated into this prospectus by reference will be deemed to be modified or superseded for purposes of this prospectus and the prospectus supplement to the extent that a statement contained in this prospectus or the prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the prospectus supplement.

        The documents incorporated into this prospectus by reference are available from us upon request. We will provide a copy of any or all of the information that is incorporated into this prospectus by reference (not including exhibits to the information unless those exhibits are specifically incorporated by reference into this prospectus) to any person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request.

        Requests for documents should be directed to:

  Textron Inc.
  40 Westminster Street
  Providence, Rhode Island 02903
  Attention: Investor Relations Department

        We file reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

  SEC Public Reference Room
  100 F Street, N.E.
  Washington, D.C. 20549

        For further information on the SEC's Public Reference Room, please call the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically, including Textron. This prospectus is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, or directly from us, as indicated above. In addition, these reports and other information are also available through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed. Information about us is also available at our Internet site at http://www.textron.com. However, the information on our Internet site is not a part of this prospectus or the prospectus supplement.

$

Floating Rate Notes due 2020

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch

Wells Fargo Securities

SMBC Nikko

PNC Capital Markets LLC

November     , 2017